GINTEL ASSET MANAGEMENT, INC.
                                  GINTEL & CO.
                                       and
                                 THE GINTEL FUND
                                 CODE OF ETHICS
                           (As Amended March 4, 1995,
                      June 20, 1995, and February 17, 1996)

        WHEREAS, GINTEL ASSET MANAGEMENT, INC. (the "Adviser") provides investment advisory services to investment companies and other clients; and

        WHEREAS, Gintel & Co. provides distribution services to the Fund and provides brokerage services to the Fund and to other clients, including accounts of the Adviser; and

        WHEREAS, the investment advisory business involves decisions and information which may have at least a temporary impact on the market price of securities, thus creating a potential for conflicts of interest between the persons engaged in such business and their clients; and

        WHEREAS, the Adviser has a fiduciary relationship with respect to each portfolio under management and the interests of the client accounts and of the shareholders of the Advisers investment company clients must take precedence over the personal interests of the employees of the Adviser, thus requiring a rigid adherence to the highest standards of conduct by such employees; and

        WHEREAS, every practical step must be taken to ensure that no intentional or inadvertent action is taken by an employee of the Adviser which is, or appears to be, adverse to the interests of the Adviser or any of its client accounts, including the defining of standards of behavior for such employees, while at the same time avoiding unnecessary interference with the privacy or personal freedom of such employees; and

        WHEREAS, GINTEL FUND (the "Fund") is each open end management investment companies, registered under the Investment Company Act of 1940 (the "1940 Act"); and

        WHEREAS, Gintel & Co., the Adviser and the Fund adopted a Code of Ethics ("the Code") and each now deems it advisable to update and revise said Code in light of changing circumstances in the securities markets in which the Adviser conducts business; and

        WHEREAS, the Fund is managed by the Adviser; and

        NOW, THEREFORE, the Boards of Directors of the Adviser and Gintel & Co. and the Board of Directors (Trustees) of the Fund hereby adopt the following revised Code pursuant to the provisions of Rule 17j-1 under the 1940 Act.

I.      Applicability

        Unless otherwise indicated, the term "employee" as used herein means:
(i) all officers, directors, partners, registered representatives, and employees, including "investment persons", "portfolio managers" and "access persons", as defined in the rules and procedures ("Procedures") adopted hereunder, of the Adviser and Gintel & Co. and its affiliates and wholly owned and indirect subsidiaries, if any, and (ii) officers, directors and partners (who maintain offices at the Adviser and or Gintel & Co.) and employees who have an active part in the management, portfolio selection, underwriting or shareholder functions with respect to the Adviser's investment company clients or provide one or more similar services for non-investment company clients.

               o The term "employee" does not include directors of any investment company managed by the Adviser provided that they do not regularly obtain information concerning the investment recommendations or decisions made by the Adviser on behalf of client accounts ("independent directors").

               o The names of various officers of the Adviser and Gintel & Co. referred to in the Code are set forth in Exhibit A hereto.

               o Any securities owned by Access Persons, Investment Persons, or Employees prior to adoption of this Code of Ethics on March 4, 1995, are not subject to the blackout restrictions and short-term trading procedures incorporated into this Code.

               o Investment Persons serving at the time this Code was adopted on March 4, 1995, as directors or trustees of companies whose securities were owned by Clients are exempted from the prohibitions in Section V.C. of the Code only with respect to those companies.

II.     Interpretation and Enforcement

        The Chief Executive Officer of the Adviser and Gintel & Co. shall appoint a Code of Ethics Compliance Officer (the "Compliance Officer"). The Compliance Officer shall have the responsibility for interpreting the provisions of the Code, for adopting and implementing Procedures for the enforcement of the provisions of the Code, and for determining whether a violation of the provisions of the Code, or of any such related Procedures has occurred. The Compliance Officer will monitor personal investment


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

activity by "access persons" (as defined in the Procedures adopted hereunder), both before and after any trade occurs and to prepare periodic and annual reports, conduct education seminars and obtain annual employee certifications as deemed appropriate. In the event of a finding that a violation has occurred, the Compliance Officer shall take such action as it deems appropriate, which may include recommendations to the Boards of Directors of the Adviser or Gintel & Co. on the imposition of sanctions or initiation of disgorgement proceedings. The Compliance Officer shall also make recommendations and submit reports to the Boards of Directors/Trustees of the Adviser's investment company clients.

III.    Procedures Adopted Under the Code

        From time to time, the Compliance Officer shall adopt Procedures to carry out the intent of the Code. Among other things, the Procedures require certain new employees to complete an Asset Disclosure Form and such other forms as deemed appropriate by the Compliance Officer . Such Procedures are hereby incorporated into the Code and are made a part of the Code. Therefore, a violation of the Procedures shall be deemed a violation of the Code itself.

IV.     Compliance with Governing Laws, Regulations and Procedures

        A. Each employee, director and partner of the Adviser and Gintel & Co. shall have and maintain knowledge of and shall comply strictly with all applicable federal and state laws and all rules and regulations of any governmental agency or self-regulatory organization governing his/her actions as an employee, director or partner of the Adviser and Gintel & Co.

        B. Each employee, director and partner of the Adviser and Gintel & Co. shall comply with all laws and regulations and the Policy Statement on Insider Trading (see Appendix 1). Trading on material non-public information, or "inside information", of any sort, whether obtained in the course of research activities, through a client relationship or otherwise, is strictly prohibited.

        C. Each employee, director and partner shall comply with the procedures and guidelines established by the Adviser and Gintel & Co. to ensure compliance with applicable federal and state laws and regulations of governmental agencies and self-regulatory organizations. No employee shall knowingly participate in, assist, or condone any act in violation of any statute or regulation governing the Adviser and Gintel & Co. or any act that would violate any provision of this Code, or of the Procedures adopted hereunder.

        D. Each employee, director and partner shall have and maintain knowledge of and shall comply strictly with the provisions of this Code and any Procedures adopted hereunder.

        E. Each employee having supervisory responsibility shall exercise reasonable supervision over employees subject to his/her control, with a view to preventing any violation by such persons of applicable statutes or regulations, or the provisions of the Code, including the Policy Statement on Insider Trading or the Procedures adopted hereunder.

        F. Any employee obtaining evidence that an act in violation of applicable statutes, regulations or provisions of the Code, including the Policy Statement on Insider Trading, or of any Procedures adopted hereunder has occurred shall immediately report such evidence to the Compliance Officer of the Adviser. Such action by the employee will remain confidential, unless the employee waives confidentiality or federal or state authorities compel disclosure. Failure to report such evidence may result in disciplinary proceedings and may include sanctions as set forth in Section VI hereof.

V.      Ethical Standards

        A. Employees shall conduct themselves in a manner consistent with the highest ethical and fiduciary standards. They shall avoid any action, whether for personal profit or otherwise, that results in an actual or potential conflict of interest with the Adviser, Gintel & Co. or its client accounts (as defined in the Procedures adopted hereunder), or which may be otherwise detrimental to the interests of the members of the Adviser, Gintel & Co. or its client accounts.(1)

--------
     (1) Conflicts of interest generally result from a situation in which an individual has a personal interest in a matter that is or may be competitive with his or her responsibilities to other persons or entities (such as the Adviser, Gintel & Co. or its client accounts) or where an individual has or may have competing obligations or responsibilities to two or more persons or entities. In the case of the relationship between a client account on the one hand, and the Adviser or Gintel & Co. or their officers, directors, partners and employees, on the other hand, such conflict may result from the purchase or sale of securities for a client account and for the personal account of the individual involved or the account of any "affiliate" of such individual as such term is defined in the 1940 Act. Such conflict may also arise from the purchase or sale for a client account of securities in which an officer, director, partner or employee of the Adviser has an economic interest. Moreover, such conflict may arise in connection with vendor relationship in which such employee has direct or indirect financial interest family interests or other personal interest. To the extent of conflicts of interest between the Adviser or Gintel & Co. and a vendor, such conflicts must be resolved in a manner that is not disadvantageous to the Adviser or Gintel & Co. In any such case, potential

        B. Employees and directors shall act in a manner consistent with their fiduciary obligation to clients of the Adviser or Gintel & Co., and shall not deprive any client account of an investment opportunity in order to personally benefit from that opportunity.

        C. Without the knowledge and approval of the Compliance Officer employees shall not engage in a business activity or practice for compensation in competition with the Adviser or Gintel & Co. Each employee, who is deemed to be an "investment person" as defined in the Procedures adopted hereunder, shall obtain the written approval of the Compliance Officer to participate on a board of directors/trustees of any the following organizations:

                o       publicly traded company, partnership or trusts;

                o       hospital or philanthropic institution:*

                o       local or state municipal authority:* and/or

                o       charitable organization.*

                * These restrictions relate to organizations that have or intend to raise proceeds in a public securities offering.

        D. Each employee, in making an investment recommendation or taking any investment action, shall exercise diligence and thoroughness, and shall have a reasonable and adequate basis for any such recommendation or action.

        E. Each employee and director shall not attempt to improperly influence for such person's personal benefit any investment strategy to be followed or investment action to be taken for client accounts.

        F. Each employee and director shall not improperly use for such person's personal benefit any knowledge, whether obtained through such person's relationship with the Adviser, Gintel & Co. or otherwise, of any investment recommendation made or to be made, or of any investment action taken or to be taken by the Adviser or Gintel & Co. for its client accounts.

(..continued)
or actual conflicts must be disclosed to the Adviser or Gintel & Co. and the first preference and priority must be to avoid such conflicts of interest wherever possible and, where they unavoidably occur, to resolve them in a manner that is not disadvantageous to a client.

        G. Employees and independent directors shall not disclose any non-public information relating to a client account's portfolio or transactions or to the investment recommendations of the Adviser or Gintel & Co., nor shall any employee disclose any non-public information relating to the business or operations of the Adviser or Gintel & Co. unless properly authorized to do so.

        H. Employees shall not accept, directly or indirectly, from a broker-dealer or other vendor who transacts business with the Adviser, Gintel & Co. or its client accounts, any gifts, gratuities or other things of such value or significance that their acceptance might reasonably be expected to interfere with or influence the exercise of independent and objective judgment in carrying out such person's duties or otherwise gives the appearance of a possible impropriety.

        I. Each employee who is deemed to be an "Investment person" as defined in the Procedures adopted hereunder (or registered representative and/or principal(2) of Gintel & Co.) shall not acquire securities for an account for which he/she has a direct or indirect beneficial interest in an initial public offering ("IPO") or on behalf of any person, entity or organization that is not a client of the Adviser.

        J. All personal securities transactions by employees must be conducted consistent with this Code and the Procedures adopted hereunder, and in such a manner as to avoid any actual or potential conflicts of interest or any abuse of such employee's position of trust and responsibility. Unless an exemption is available, employee's who are deemed to be "access persons" as defined in the Procedures adopted hereunder, shall pre-clear all transactions in securities in accordance with the Procedures adopted hereunder.

        K. Each employee, who is deemed to be an "investment person" as defined in the Procedures adopted hereunder, (or registered representative and/or principal of Gintel & Co.) shall refrain from engaging in personal securities transactions in connection with a security that is not registered under Section 12 of the Securities Act of 1933 (i.e., a private placement security) unless such transaction has been pre-approved by the Compliance Officer.

        L. Employees, who are deemed to be "access persons" as defined in the Procedures adopted hereunder (and registered representatives and principals of Gintel & Co.) shall not execute a parallel transaction in connection with the

----------
    (2) Under Article III, Section I of the NASD's Rules of Fair Practice, registered representatives and principals may not purchase a new offering until all public clients have been satisfied.

                purchase or sale of a security on any day during which any of the Adviser's clients, including investment company clients, has a pending buy or sell order in that same security until that order is executed or withdrawn. In addition, employees, who are deemed to be "investment persons" as defined in the Procedures adopted hereunder, may not engage in a transaction in connection with the purchase or sale of a security within seven calendar days before and after an investment company client of the Adviser trades in that security.

        M. At each meeting of the Board of Trustees of Gintel Fund, the Board will review the personal short-term (60 days) trading activities of employees deemed to be investment persons for the period since the previous report. In the event the Board determines that the level or pattern of trading is inconsistent with such investment persons' fiduciary responsibilities and could be detrimental to the Adviser, Gintel & Co. and Fund accounts any profits realized upon such disposition are subject to disgorgement and/or such other penalties as the Gintel Asset Management, Inc., Gintel & Co., and/or the Board of the Fund may determine.

VI.     Sanctions

        Employees violating the provisions of the Code or any Procedures adopted hereunder may be subject to sanctions, which may include, among other things, restrictions on such person's personal securities transactions; a letter of admonition, education or formal censure; fines, suspension, reassignment, demotion or termination of employment; or other significant remedial action. Employees may also be subject to disgorgement proceedings for transactions in securities that are inconsistent with Sections V.L. and V.M. above.

VII.    Additional Disclosure

        This Code, including the Policy Statement on Insider Trading, and related Procedures under the Code cannot, and do not, cover every situation in which choices and decisions must be made, because other company policies, practices and procedures (as well as good common sense) and good business judgment also apply, Employees should read and understand these documents thoroughly. They present important rules of conduct and operating controls for all employees. Employees are also expected to present questions to the attention of their supervisors and to the Compliance Officer (or designee) and to report suspected violations as set forth in these documents.


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

VIII.   Policy Statement on Insider Trading

        The Policy Statement on Insider Trading is attached as Appendix I hereto. Said Policy Statement applies to all employees and other persons associated with the Adviser, Gintel & Co. or the Fund.

                                   Gintel Asset Management

                                   By:
                                   ________________________________


                                   ________________________________
                                   Date


                                   Gintel & Co.

                                   By:
                                   ________________________________


                                   ________________________________
                                   Date


                                   Gintel Fund

                                   By:
                                   ________________________________


                                   ________________________________
                                   Date

                                                                      Appendix I

                                    GINTEL ASSET MANAGEMENT
                                         GINTEL & CO.
                                              and
                                        THE GINTEL FUND

                              Policy Statement on Insider Trading


The following policies have been established to aid employees and other persons associated with Gintel Asset Management (the "Adviser") Gintel & Co. and the Gintel Fund (the "Fund") in avoiding "insider trading" and to aid the Adviser and Gintel & Co. in preventing, detecting and imposing sanctions against "insider trading". All employees and other persons must follow these policies or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If an employee or other person has a question about these procedures, such person should contact the Compliance Officer.

IX.     Description of Insider Trading

        The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not someone is an "insider") and to communications of material non-public information to others.

        While the law concerning "insider trading" is not static, it is generally understood that the law prohibits:

        o trading by an insider while in possession of material non-public information; or

        o trading by a non-insider while in possession of material non-public information, where the information was either disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

        o      communicating material non-public information to others.

        The elements of "insider trading" and the penalties for such unlawful conduct are discussed below:

A.      Who is an Insider?

        The concept of "insider" is broad. It includes all employees of a company. In addition, a person can be a "temporary insider" if he/she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers and the employees of such organizations. In addition, an employee may become a temporary insider for a company it advises or for which it performs other services. According to the Supreme Court, the company must expect an outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

B.      What is Material Information?

        Trading on inside information is not a basis for liability unless the information is material. "Material information" is generally defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his/her investment decisions or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that employees should consider material includes but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

        Material information does not have to relate to a company's business. For example, in Carpenter v. U.S. 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates that reports on various companies would appear in The Wall Street Journal and whether those reports would be favorable or not.

C.      What is Non-Public Information?

        Information is non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the Securities and Exchange Commission, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.


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

D.      Penalties

        Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he/she does not personally benefit from the violation. Penalties include:

        o       civil injunctions;

        o       treble damages;

        o       disgorgement of profits;

        o       jail sentences;

        o fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

        o fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the profit gained or loss avoided.

        In addition, any violations of this Policy Statement on Insider Trading will be subject to the sanctions described in Section VI. of the Code.

X.      Identifying Inside Information

        Before an employee enters into a transaction in the securities of a company about which he/she may have potential inside information, the following questions must be resolved:

        A. Is the information material? Is this information that an investor would consider important in making his/her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

        B. Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters Economic Services, The Wall Street Journal or other publications of general circulation?

                If, after consideration of the above, the employee believes that the information is material and non-public, or if he/she has any questions as to whether the information is material and non-public, the employee must take the following steps:

                o       report the matter immediately to the Compliance Officer;

                o refrain from purchasing or selling the securities in a personal securities transaction or on behalf of others, including client accounts;

                o refrain from communicating the information inside or outside the Adviser and Gintel & Co., other than to the Compliance Officer; and

                o after the Compliance Officer has reviewed the issue, the employee will be instructed to continue the prohibitions against trading and communications, or will be allowed to trade on and communicate the information.

XI.     Restricting Access to Material Non-Public Information

        Information in the possession of any employee that may be considered identified as material and non-public may not be communicated to anyone, including persons within the Adviser or Gintel & Co., except as provided in Section II.B. above. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed and access to computer files containing material non-public information should be restricted.

XII.    Resolving Issues Concerning Insider Trading

        If, after consideration of the items set forth in Section II.B. above, doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures or as to the propriety of any action, it must be discussed with the Compliance Officer before trading on or communicating the information to anyone.

XIII.   Control Procedures

        The role of the Compliance Officer is critical to the implementation and maintenance of the Adviser and Gintel & Co.'s policies and procedures against "insider trading". Control procedures include prevention and detection of "insider trading".

        To prevent "insider trading", the Compliance Officer should:

        o provide on a regular basis, an educational program to familiarize employees with the policies and procedures against "insider trading";

        o       answer questions regarding the policies and procedures;

        o resolve issues of whether information received by an employee is material and non-public;

        o review on a regular basis and update as necessary the Code and related Procedures of the Adviser, Gintel & Co. and the Fund;

        o promptly review and either approve or disapprove, in writing, each request of an employee for clearance to trade in specified securities; and

        o when it has been determined that an employee has material non-public information:

                o implement measures to prevent dissemination of such information; and

                o if necessary, restrict employees from trading the securities.

        To detect "insider trading", the Compliance Officer has also established internal auditing controls.

XIV.    Special Reports to Management

        Promptly, upon learning of an actual or potential violation of this Policy Statement, the Compliance Officer shall prepare and maintain in the Adviser or Gintel & Co.'s records a written report providing full details of the situation and the remedial action taken. Annually, the Compliance Officer shall report to the Boards of Directors/Trustees of the Fund with regard to any issues that arose during the year, under this Policy Statement. (See Section VI.E. of the Procedures adopted hereunder.)


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

                             GINTEL ASSET MANAGEMENT
                                  GINTEL & CO.
                                       and
                                 THE GINTEL FUND
              Rules And Procedures Adopted Under The Code Of Ethics
                  (As Revised March 4, 1995 and June 20, 1995)

XV.     Introduction

        These rules and procedures (collectively, "Procedures") have been adopted by Gintel Asset Management (the "Adviser") and Gintel (the "Fund") to carry out the intent of the Code of Ethics ("Code") of the Adviser and the Fund and are incorporated by reference into and made a part of the Adviser and the Fund' Code. The Code has been approved by the Adviser and by each of the Boards of Directors/Trustees of the Fund.

        The Compliance Officer has the responsibility for interpreting the provisions of the Code, for adopting and implementing these Procedures, and for determining whether a violation of the provisions of the Code or of these Procedures has occurred and, if so, for imposing appropriate sanctions in accordance with the rules adopted by the Compliance Officer. Further, the Code authorizes the Compliance Officer to adopt procedures, rules and guidelines designed to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material non-public information.

XVI.    Applicability

        These Procedures apply to employees of the Adviser and Gintel & Co. as defined in the Code. Any questions regarding the Code or the Procedures should be referred to the Compliance Officer (or designee).

XVII.   Definitions

        For purposes of these Procedures, the following terms shall have the meanings set forth below:

        A.      "Beneficial Ownership" means:

                1. the receipt of benefits substantially equivalent to those of ownership through relationship, understanding, agreement, contract or other arrangements; or


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

                2. the power to vest ownership in oneself at once or at some future time.

                        Generally, a person will be regarded as having a direct or indirect beneficial ownership interest in securities held in his/her name, as well as in the name of a spouse, minor children who live with such person, and any other relative (parents, adult children, brothers, sisters, in-laws, etc.) whose investments the employee directs or controls, whether the person lives with the employee or not. See Exhibit B to these Procedures for a more complete description of beneficial ownership, as well as examples of beneficial ownership.

        B. "Employee" the same meaning as set forth in Section I of the Code, In addition, the following definitions apply.

                1. "Access Person" includes all directors, partners, officers and employees of the Adviser or Gintel & Co. who, in the ordinary course of their regular functions and duties, participates in or may obtain information concerning recommendations by the Adviser in connection with the purchase or sale of a security by one or more of the Adviser's client accounts.

                2. "Investment Person" includes all directors, partners, officers and employees of the Adviser or Gintel & Co. who have access to information concerning investment activities for the Adviser's client accounts, and/or who give investment advice or support to, or otherwise assist in, the execution of a portfolio manager's decisions (i.e. traders and securities analysts, as well as all "portfolio managers").

                3. "Portfolio Manager" includes those employees who actively participate in the portfolio selection, monitoring and reporting with respect to one or more of the Adviser's client accounts.

                4.4. "Client Accounts" includes all private accounts and investment companies who have entered into investment management administrative and advisory agreements or sub-advisory agreements with the Adviser and/or Gintel & Co. and any discretionary accounts of Gintel & Co. as described in the Code.

        C. "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security or on any group or index of securities (including any interest therein or based on the value thereof), any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

                1. "Equivalent Security means a security that: (1) is convertible into another security or (2) gives its holder the right to purchase another security of the same issuer. For example, a bond or preferred stock may be convertible into another security of the same issuer. or an option or warrant may give the holder the right to purchase, stock of the same issuer.

        D. "Reportable Security" means any security that must be reported to the Compliance Officer (or designee) after execution of a trade (see Exhibit C for examples).

        E. "Security Requiring Prior Approval" means any reportable security that must be pre-cleared by the Compliance Officer (or designee) prior to execution of a trade (see Exhibit C for examples).

XVIII.  Prohibitions

        The Adviser, Gintel & Co. and the Fund have determined that the following courses of conduct are prohibited for all employees:

        A.      Insider Trading

                Any employee is forbidden from trading personally, for clients or on behalf of any others, on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading". This policy applies to every employee of the Adviser and extends to activities within and outside their duties at the Adviser or Gintel & Co. See Appendix I of the Code for a description of "insider trading" and special procedures that are designed to detect and prevent "insider trading".

        B.      Transactions in Securities on the Restricted List

                The Compliance Officer shall maintain a Restricted List containing the names of all equity issuers held in Client Accounts, under consideration for Client Accounts or which for any other reason shall be deemed Restricted. The equity securities so listed may not be purchased or sold by any employees.

                The CEO/Senior Partner may exempt a transaction by an employee in a security on the Restricted List. Any such transaction shall be subject to the prohibitions in this Section IV including the applicable "blackout" periods. All such permitted transactions in Restricted List securities shall be reported to the Compliance Officer. (See Pre-Clearance Form)

                Special Procedures may be adopted, from time to time, by the Adviser and Gintel & Co. to address special situations. Copies of such special Procedures will be distributed to all employees and made a part of this Code of Ethics and Procedures until rescinded.

        C.      Solicitation or Acceptance of Significant Gifts and Gratuities

                Except as noted below, an employee shall not solicit or accept from a broker/dealer or other vendor that transacts business with the Adviser, Gintel & Co. or its client accounts, any gifts or gratuities or other things of value. For this purpose, gifts and gratuities and other things of value do not include unsolicited entertainment (including meals or tickets to cultural or sporting events) that are not so frequent or extensive as to raise any question of impropriety. An employee may not accept unsolicited gifts or other things of value of more than de minimis value from any person or entity that does business with or on behalf of an investment company client account. In any such case, the value may not exceed $100 per giver per year.

        D.      Independent Practice for Compensation

                Employees shall not undertake a business activity or practice for compensation that is in competition with the Adviser or Gintel & Co. unless they have received the written consent of the Compliance Officer. For this purpose, "business activity or practice" includes any service that the Adviser or Gintel & Co. currently makes available for compensation. In addition, employees who are deemed to be investment persons are prohibited from serving on the board of directors/trustees of certain organizations without prior written approval from the Compliance Officer (see Section V.C. of the Code). In the relatively small number of instances in which board service is authorized, investment persons serving as directors normally should be isolated from those making investment decisions through "Chinese Wall" or other procedures.

                Employees shall also avoid any action, whether for personal profit or otherwise, that results in an actual or potential conflict of interest with the Adviser, Gintel & Co. or client accounts, or which may be otherwise detrimental to the interest of the Adviser, Gintel & Co. or client accounts. Such conflict may also arise from the purchase and sale for a client account of securities in which an officer, director or employee has an economic interest. Moreover, such conflict may arise in connection with vendor relationships in which such employee has any direct or indirect financial interest, family interests or other personal interest. Such conflicts must be resolved in favor of the client, or if a vendor, in favor of the Adviser or Gintel & Co.

        E.      Failure to Disclose Personal Interests in a Security

                Upon commencement of duty with the Adviser or Gintel & Co., each investment person shall disclose, on the appropriate form, all holdings of securities to the Compliance Officer (or designee). An employee who is deemed to be an investment person shall not cause or attempt to cause client accounts to acquire or dispose of any such security (including any option, warrant or other right or interest relating to such security) unless the employee shall first disclose to the Compliance Officer all facts reasonably necessary to assure that any conflicts of interest relating to such security are resolved in a manner that is not disadvantageous to client accounts.

                The disclosures as described above are intended to bring to the attention of the Compliance Officer any actual or apparent conflicts of interest and to prevent employees from exerting, or appearing to exert, improper influence on the management of client accounts.

        F.      Depriving Client Accounts of Investment Opportunities

                The failure of an employee who is deemed to be a portfolio manager to recommend an investment opportunity to, or to purchase an investment opportunity for, a client account in order to obtain a personal benefit will be considered a course of conduct that deprives a client account of an investment opportunity. Therefore, such conduct will be considered to be a violation of Section V.B. of the Code. An example of this type of prohibited conduct is to effect a personal transaction in a security and to intentionally fail to recommend, or to fail to effect, a suitable client account transaction in such security in order to avoid the appearance of a conflict of interest.

        G.      "Scalping" or "Front-Running"

                Employees shall not acquire or dispose of beneficial ownership of a security if such acquisition or disposition is based upon the employee's knowledge of actions already taken, being taken or being considered by the Adviser on behalf of any of its client accounts. Such prohibited conduct will be considered to violate one or more of Sections V.A., V.B.

                and V.F. of the Code. Examples of this type of prohibited conduct include:

                o for personal gain, an employee uses knowledge of a future purchase of a security by a client account and buys the security or acquires direct or indirect beneficial ownership of the security before the client account buys the security; or

                o for personal gain, an employee uses knowledge of a future sale of a security by a client account and sells the security for any account with respect to which the employee is the direct or indirect beneficial owner before the client account sells the security (e.g., the employee sells short a security based on knowledge of a future sale of the security by a client account).

        H.      Restricted Trading Periods ("Blackout Periods")

                1.      Same Day Restriction
                        Employees who are deemed to be "access persons" (and registered representatives and/or principals of Gintel & Co. are prohibited from executing a parallel securities transaction on any day during which a client account has a pending "buy" or "sell" order in the same (or equivalent) security of the same issuer, until that order is executed or withdrawn.

                2.      Seven-Day Restriction
                        Employees who are deemed to be access persons (and registered representatives and/or principals of Gintel & Co. are prohibited from buying or selling a security for seven calendar days after a client account executes an opposite trade in the same (or equivalent) security of the same issuer. For example if a client account sold a security within the last seven calendar days, access persons (and registered representatives and/or principals of Gintel & Co. would be prohibited from buying the same (or equivalent) security of the same issuer. (Note: The day of the last client account trade is counted as the first day of this seven calendar day period.)

                        Employees who are deemed to be investment persons are prohibited from buying or selling a security within at least seven calendar days before or after a client account trades in the same (or equivalent) security of the same issuer. (Note: The day of the last client account trade is counted as the first day of this seven calendar day period.) If any client account purchases or sells a security within seven days before or after a trade by an investment person, the Compliance Officer will require that the employee take such action as necessary to unwind, reverse or disgorge such securities. The Compliance Officer will direct the employee to disgorge any profits obtained as a result of such subsequent trade.

                        Depending on the circumstances in each case, it may be appropriate for the Compliance Officer (or designee) to impose a "cooling-off period" longer or shorter than the seven calendar day period described above. Some of these circumstances could include whether the security is thinly traded, the number and dollar volume of transactions of employees and client accounts, completion of trading programs, and the employee's level of involvement in the investment process.

                3.      Short-Term (60-Days) Trading Reports
                        Employees who are deemed investment persons are not prohibited from profiting, within a 60 calendar day period, from the purchase and voluntary sale, or sale and voluntary purchase, of the same (or equivalent) securities owned by one or more client accounts; however, at each meeting of the Board of Trustees of Gintel Fund, the Board will review the personal short-term (60 days) trading activities of employees deemed to be investment persons for the period since the previous report. In the event the Board determines that the level or pattern of trading is inconsistent with such investment persons' fiduciary responsibilities and could be detrimental to the Adviser, Gintel & Co. and Fund accounts any profits realized upon such disposition are subject to disgorgement and/or such other penalties as the Gintel Asset Management, Inc., Gintel & Co., and/or the Board of the Fund may determine. Such 60 day period shall be measured on a first in, first out basis unless the Compliance Officer determines otherwise.


                        Note: The Adviser and Gintel & Co. believe that short-term trading by employees who are deemed to be investment persons is inconsistent with their fiduciary duties and can be detrimental to both the Adviser, Gintel & Co. and their Client accounts. It is, therefore, the Adviser and Gintel & Co.'s judgment that excessive short-term trading can be a time-consuming distraction, can interfere with an employee's ability to perform his/her duties in a diligent and thorough manner and can act in a manner inconsistent with the fiduciary duty to clients. Such trading increases the possibility of actual or apparent conflicts of interests.

        I.      Disclosure of Confidential Information

                Except in the ordinary course of assigned duties, employees shall not disclose to any non-employee information concerning particular securities that are held or being considered for purchase or sale by client accounts, any information concerning client accounts or any other information deemed confidential by the Adviser or Gintel & Co.

        J. Purchase of Non-Investment Grade Corporate Bonds Held in Client Accounts

                Employees who are deemed to be access persons (and registered representatives and/or principals of Gintel & Co.) shall not acquire direct or indirect beneficial ownership of a corporate bond if, at the time of such acquisition, any debt security of the issuer of such bond is held in a client account and such corporate bond is rated less than investment grade by either Moody's Investors Services, Inc. ("Moody's") or Standard and Poor's Corporation ("S&P"). (Note: for this purpose, a bond that is not rated by either Moody's or S&P will be treated as a bond that is rated less than investment grade.)

        K.      New Issue Purchases During an Initial Public Offering

                Employees who are deemed to be investment persons (and registered representatives and/or principals of the Adviser or any broker-dealer affiliate) shall not acquire direct or indirect beneficial ownership of, or otherwise purchase, securities issued during an initial public offering ("IPO")

        L.      Private Placements

                Employees who are deemed to be investment persons (or registered representatives and/or principals of the Adviser or any broker-dealer affiliate) are prohibited from acquiring an unregistered security issued in a private placement without the prior written approval of the Compliance Officer (or designee). Under normal circumstances, such approval will not be withheld if the employee demonstrates in writing that: (1) the investment is not suitable for one or more client accounts: (2) the investment opportunity was unique to the individual circumstances of the employee; (3) the investment did not involve employment with the Adviser as a consideration by the offeree: and (4) no overreaching would or could occur. Investment persons who have been authorized to acquire securities in a private placement must disclose such investment to the Compliance Officer when such investment person plays a part in any subsequent consideration of any investment in the issuer by a client account. The decision to purchase securities of the issuer for a client account shall be subject to an independent review by the Compliance Officer.

XIX.    Personal Securities Trading

        A.      Opening of Brokerage Accounts

                Each "access person" (and registered representative and/or principal of Gintel & Co.) shall supply to the Compliance Officer (or designee) a completed Asset Disclosure Form (see Exhibit D), identifying all brokerage, company and other institutional accounts subject to the Code and related Procedures in which the employee has a direct or indirect beneficial ownership interest, as defined in Section III.A. herein.

                It is the Adviser and Gintel & Co.'s policy that all securities transactions by employees be transacted through Gintel & Co. unless the Compliance Officer authorizes an exemption.

                Each employee is required to provide an updated Asset Disclosure Form to the Compliance Officer (or designee) at any time the employee opens or closes any brokerage, company or other institutional account in which he/she has a direct or indirect beneficial ownership interest.

        B.      Pre-Clearance of Personal Securities Transactions

                1. Each employee who is deemed to be an access person (or registered representative and/or principal of any broker-dealer affiliate) shall obtain written approval from the Compliance Officer (or designee) prior to buying or selling a security listed on the Restricted List or otherwise requiring prior approval. This requirement applies to the purchase or sale of each security requiring prior approval in which the employee has a direct or indirect beneficial ownership interest such as purchases or sales for the account(s) of the employee, his/her spouse or minor children, or for accounts of a trust for which the employee is a trustee or in which the employee has a direct or indirect beneficial ownership interest.

                2. Pre-clearance may be obtained from the Chief Executive Officer ("CEO"), Chief Investment Officer ("CIO") or Compliance Officer (or designee) as listed on Exhibit A of the Adviser or Gintel & Co.

                3. Notwithstanding Section V.B. I. above, an employee shall not be required to obtain prior approval for transactions in securities that are made for any account(s) over which the employee has no direct or indirect beneficial interest, influence or control.

                4. Employees seeking pre-clearance of securities transactions shall complete Part I of the PreClearance Form (see Appendix H- 1) and submit the form to the CEO, CIO or Compliance Officer (or designee). Employees who are not located at the home office of the Adviser or Gintel & Co. may either fax the completed form or verbally provide the CEO, CIO or Compliance Officer (or designee) with the information necessary to complete Part I of the form.

                        For the purpose of approving or disapproving the securities transactions of employees, the CEO, CIO or Compliance Officer (or designee) shall follow the pre-clearance procedures set forth in Exhibit H, and such other procedures approved by the Adviser for internal control purposes.

                5. Securities transactions in discretionary accounts of access persons must also be approved by the CEO, CIO or Compliance Officer (or designee) prior to execution of the trade if the security requires prior approval, as defined herein. The employee must provide a copy of the discretionary agreement to the Compliance Officer upon commencement of employment or upon opening a discretionary account.

        C.      Reporting of Personal Securities Transactions

                1.      General Reporting Requirement

                        Each employee who is deemed to be an investment person shall submit, at the time of employment and annually thereafter, to the Compliance Officer (or designee) a report ("Asset Disclosure Form"), of every position held in a reportable security with respect to which the employee has a direct or indirect beneficial ownership interest.

                        Notwithstanding the provisions of Section V.C.I. above, an investment person shall not be required to report transactions in reportable securities for any account over which the employee has no direct or indirect beneficial interest, influence or control, or for nonvolitional transactions.

                2.      Provision of Duplicate Confirmations

                        In the event the Compliance Officer exempts an employee from the requirement that all brokerage transactions be effected through Gintel & Co., the following procedures shall apply. Except as to the annual report requirement by the employee who is deemed to be an investment person, the reporting requirement for investment persons described in Section V.C.1. above may be satisfied through the provision of duplicate confirmations and monthly/quarterly brokerage statements to the Compliance Officer (or designee). Access persons are also required to provide duplicate confirmations and monthly/quarterly brokerage statements for all transactions in reportable securities. The Compliance Officer (or designee) will request each broker/dealer identified on an employee's current Asset Disclosure Form to provide duplicate confirmations and monthly/quarterly brokerage statements for all securities transactions in the employee's account(s). Therefore, it is incumbent upon each employee to make certain that his/her Asset Disclosure Form is maintained on a current basis (i.e., all of the employee's brokerage, company and other institutional accounts are identified) and provided to the Compliance Officer (or designee) in a timely manner. Failure to keep such Asset Disclosure Form current shall result in disciplinary action.

                        In cases where it is not possible for the access person's broker/dealer or other institution to provide duplicate confirmations to the Compliance Officer (or designee) for transactions in reportable securities (or in case confirmations are otherwise not available), the employee is required to furnish a Transaction Report (see Exhibit G) to the Compliance Officer (or designee), no later than 10 days after each transactions.

                3.      Annual Disclosure of Personal Securities Holdings

                        Employees who are deemed to be investment persons must verify annually (as of December 31st) all holdings of personal securities and other financial property for which they have direct or indirect beneficial interest.

                        Upon adoption of these Procedures, each employee who is deemed an investment person must provide to the Compliance Officer (or designee) a complete report, on the Asset Disclosure Form (see Exhibit D), listing each of the securities held as of December 31st, for which the employee has direct or indirect beneficial ownership. This initial listing of personal securities must be submitted no later than March 31st. Subsequent revised lists must be provided to the Compliance Officer (or designee) no later than 20 calendar days (after the end of each subsequent Year. In the event that no securities are held as of the above reporting dates, the report should specify that such employee did not hold securities on the respective reporting date. This report should include book entry shares held at companies, broker/dealers, investment advisers or other institutions and physically issued certificates held in a safe deposit box, at one's home, or in the trust department of a bank or trust company.

XX.     Administrative Procedures

        A.      Distribution of Code of Ethics and Procedures Adopted Under the
                Code

                Upon commencement of duty with the Adviser or Gintel & Co. each new employee shall receive a copy of the Code and related Procedures. Thereafter, each such employee shall file an Initial Acknowledgment Statement (see Exhibit E) with the Compliance Officer (or designee) in a timely manner, indicating that he/she has read and understands the Code, including the Policy Statement on Insider Trading, and the Procedures under the Code.

                The employee must also attend an orientation session with respect to the Code and related Procedures within 30 days of employment unless a supervisor requests in writing that a 30-day extension of time be granted in order to complete current business.

                On an annual basis, each employee shall file with the Compliance Officer (or designee) an Annual Acknowledgment Statement (see Exhibit F) indicating that the employee has reviewed and understands the provisions of the Code, including the Policy Statement on Insider Trading, and the Procedures under the Code, and that he/she has complied and will continue to comply, with the requirements thereof, unless otherwise previously disclosed to the Compliance Officer (or designee).

        B.      Record Keeping Responsibilities

                The Compliance Officer (or designee) shall be responsible for maintaining custody of the following records for a period of five years:

                o all forms supplied to the CEO, CIO or Compliance Officer (or designee) by employees;

                o all duplicate confirmations, Transaction Reports and brokerage statements supplied to the Compliance Officer designee pursuant to the requirements of Section V.C.2. of these Procedures;

                o all lists of employees used for the purpose of administering the Code and related Procedures;

                o all Pre-Clearance Forms relating to the personal securities transactions of employees; a copy of Code and each set of Procedures adopted thereunder;

                o a written record of each violation of the Code or related Procedures, and a written record of any action taken as a result of each such violation; and

                o       all employee Acknowledgment Statements referred to in
                        Section V.C.3. of the Procedures.

        C.      Monitoring of Securities Transactions of Employees

                The duplicate confirmations supplied to the Compliance Officer (or designee) pursuant to Section V.C.2. of these Procedures shall be reviewed by the Compliance Officer (or designee) in order to monitor compliance with the Code and related Procedures. The Compliance Officer shall develop review procedures necessary to ensure compliance with the Code, including the Policy Statement on Insider Trading, and Procedures related thereto.

        D.      Annual Seminars

                Annually, the Compliance Officer will conduct a seminar for the purpose of reviewing with all employees the Code and related Procedures. Attendance at the Annual Review is mandatory. It is the responsibility of each supervisor to ensure that employees subject to such person's supervision attend the Annual Review. Failure to attend such review will result in a letter of admonition, censure or other sanction as deemed appropriate by the Compliance Officer. Such document will be placed in the violations file. Such file is required to be maintained under the rules of the Investment Advisers Act of 1940.

        E.      Special Reports for Directors

                The Compliance Officer will prepare on a timely basis a report to the Directors/Trustees of any investment company managed by the Adviser explaining significant remedial action taken by the Compliance Officer or the Adviser in response to violations of the Code, including the Policy Statement on Insider Trading, and the related Procedures under the Code.

        F.      Annual Reports

                Once each year, the Compliance Officer will report to the Boards of Trustees of the Adviser's investment company client accounts with regard to evolving industry practices or developments in applicable laws or regulations during the past year, recommended changes in the Policy Statement on Insider Trading or Procedures under the Code, any violative conduct of a substantial nature requiring significant remedial action occurring during the last year, and other information as requested by the director/trustees.

                The Compliance Officer will establish and review procedures with respect to monitoring all personal security transactions by employees and make periodic reports to the Boards of Trustees of the Adviser's investment company clients.

XXI.    Penalties for Violations of the Code

        Employees violating or about to violate the provisions of the Code or these Procedures may be subject to sanctions, which may include, among other things, restrictions on such person's personal securities transactions; a letter of admonition, education or formal censure; fines; suspension, reassignment demotion or termination of employment; or other significant remedial action.

        Employees may also be subject to disgorgement proceedings for transactions in securities that are inconsistent with Sections V.L. and V.M. of the Code. Any profits realized on trades within any proscribed period (see Section IV.H.) are required to be disgorged to charitable organizations, eleemosynary institutions or nonprofit entities as determined by the Compliance Officer.

                                                                       Exhibit A


                    OFFICERS OF GINTEL ASSET MANAGEMENT, INC.
                            GINTEL & CO., GINTEL FUND


I.      GINTEL ASSET MANAGEMENT
        Chief Executive Officer - Robert M. Gintel
        Chief Investment Officer - Cecil Godman
        Compliance Officer - Stephen G. Stavrides


II.     GINTEL & CO.

        Senior Partner/Chief Executive Officer - Robert M. Gintel
        Chief Investment Officer - None
        Compliance Officer - Debra Jonas



III.    GINTEL FUND
        Chief Executive Officer - Robert M. Gintel
        Chief Investment Officer - None
        Compliance Officer  - Stephen G. Stavrides

                                                                      Exhibit  B


                              BENEFICIAL OWNERSHIP

The purpose of this exhibit is to illustrate situations in which an employee has or does not have direct or indirect beneficial ownership of a security. If an employee has direct or indirect beneficial ownership of a "reportable security" he/she is required to report transactions in the security according to the provisions of Section VI. of the procedures adopted under the Code of Ethics (the "Procedures"). If an employee has or acquires beneficial ownership of a "security requiring prior approval," he/she is required to pre-clear transactions in such security according to the provisions of Section VI. of the Procedures. In other words, with respect to securities beneficially owned by an employee, the employee reports transactions in "reportable securities" and pre-clears transactions in securities requiring prior approval as if the transactions were his/her own.

A.      General Description of Beneficial Ownership

        As used in the Procedures, beneficial ownership will be interpreted in the same manner as it would be in determining whether a person is subject to Section 16 of the Securities Exchange Act of 1934, except that the determination of such ownership shall apply to all securities, including equity securities. For the purpose of that Act, beneficial ownership means:

        o the receipt of benefits substantially equivalent to those of ownership through relationship, understanding, agreement, contract or other arrangements; or

        o the power to vest such ownership in oneself at once, or at some future time.

        Using the above general definition as a broad guideline, the ultimate determination of beneficial ownership will be made in light of the facts of the particular case. Key factors are the degree of the individual's ability to exercise control over the security and the ability of the individual to benefit from the proceeds of the security. Employees are encouraged to seek the advice of the Compliance Officer if they have any questions concerning whether or not they have beneficial ownership of any security.

B.      General Rules

        1.     Securities Held by Family Members

               As a general rule, a person is regarded as the beneficial owner of securities held in his/her name, as well as the name of his/her spouse and their minor children. These relationships ordinarily confer to the holders benefits substantially equivalent to ownership. In addition, absent countervailing facts, it is expected that securities held by relatives who share the same home as the reporting person will be reported as beneficially owned by such person.

        2.      Securities Held by a Corporation or Partnership

                Generally, ownership of securities in a company (i.e., corporation, partnership, etc.) does not constitute beneficial ownership with respect to the holdings of the company in the securities of another issuer. However, an owner of securities issued by a company will be deemed to have beneficial ownership in the securities holdings of the company where:

                o the company is merely a medium through which one or several persons in a small group invest or trade in securities;

                o the owner owns 25% or more of the outstanding voting securities of, or a 25% or more equity interest in, the company; and

                o       the company has no other substantial business.

                In such cases, the person or persons who are in a position of control of the company are deemed to have a beneficial ownership interest in the securities of the company.

        3.      Securities Held in Trust

                Beneficial ownership of securities in a private trust includes:

                o the ownership of securities as a trustee where either the trustee or members of his "immediate family" have a vested interest in the income or corpus of the trust;

                o the ownership of a vested beneficial interest in a trust; and

                o the ownership of securities as a settler of a trust in which the settler has the power to revoke the trust without obtaining the consent of all beneficiaries.

                As used in this section, the "immediate family" of a trustee means:

                o a son or daughter of the trustee, or a descendent of either;

                o       a stepson or stepdaughter of the trustee;

                o       the father or mother of the trustee; and

                o       a spouse of the trustee.

                For the purpose of determining whether any of the foregoing relations exists, a legally adopted child of a person shall be considered a child of such person by blood.

        4.      Securities Not Beneficially Owned

                Beneficial ownership does not include, however, indirect investment by any person in portfolio securities held by:

                o any holding company registered under the Public Utility Holding Company Act;

                o any investment company registered under the Investment Company Act;

                o a pension or retirement plan holding securities of an issuer whose employees generally are the beneficiaries of the plan; and

                o       a business trust with over twenty-five beneficiaries.

                Participation in a pension or retirement plan will result in beneficial ownership of the portfolio securities if plan participants can withdraw and trade the securities without withdrawing from the plan.

                Upon selling, transferring or otherwise disposing of securities in another company's 401(k) plan, the transaction must be pre-cleared with the Compliance Department, if it consists of "reportable securities."

C.      Examples of Beneficial Ownership

        1.      Securities Held by Family Members

                Example 1-A. X and Y are married. Although Y has an independent source of income from a family inheritance and segregates her funds from those of her husband's, Y contributes to the maintenance of the family's home. X and Y have engaged in joint estate planning and have the same financial advisor. Since X and Y's resources are clearly significantly directed toward their common property, they will be deemed to be beneficial owners of each other's securities.

                Example 1-B. X and Y are separated and have filed for divorce. Neither party contributes to the support of the other. X has no control over the financial affairs of his wife. X is not a beneficial owner of Y's securities.

                Example 1-C X's adopted son Z lives in X's home. Z is self supporting and contributes to household expenses. X is a beneficial owner of Z's securities.

                Example 1-D. X's mother A, lives alone and is financially independent. X has power of attorney over his mother's estate, pays all her bills and manages her investment affairs. X borrows freely from A without being required to pay back funds with interest, if at all. X takes out personal loans from A's bank in A's name, and the interest from such loans is paid from A's account. X is a significant heir of A's estate. X is a beneficial owner of A's estate.

        2.      Securities Held by a Company

                Example 2-A. 0 is a holding company with five shareholders. Although O's company does no business on its own, it has several wholly owned subsidiaries which manufacture oil related products. X is a controlling shareholder of O's company. X has a beneficial interest in the securities holdings of 0.

        3.      Securities Held in Trust

                Example 3-A. X is trustee of a trust created for his minor children. When both of X's children reach 21, each will receive an equal share of the corpus of the trust. X is a beneficial owner of the trust.

                Example 3-B. X is trustee of an irrevocable trust for his daughter. X is a director of the issuer of the equity securities held by the trust. The daughter is entitled to the income of the trust until she is 25 years old and is then entitled to the corpus. If the daughter dies before reaching 25, X is entitled to the corpus. X should report and pre-clear the securities transactions of the trust as his own.

        4.      Book Entry Shares in Public Companies

                Certain widely held public companies provide for automatic share accumulation programs directly from the respective companies. Initial transactions pursuant to these programs must be pre-cleared by the Compliance Officer (or designee), but subsequent investments do not require preclearance. However, such holdings should be reported on the Initial/Annual Asset Disclosure Form (see Exhibit D). Other types of automatic programs that do not require pre-clearance include:

                o automatic withdrawal from checking account, monthly, for investments in book entry shares in public companies; and

                o automatic reinvestment of dividends in established book entry accounts with public companies.

        5.      Investment Clubs

                Transactions by an Investment Club in which an employee is a participant, partner or otherwise has a direct or indirect beneficial ownership, are subject to the pre-clearance and reporting provisions described in the Procedures.

                                                                       Exhibit C

Distinction Between "Reportable Securities" and "Securities Requiring Prior Approval"

The Procedures under the Code of Ethics require that certain employees obtain the approval of the Compliance Officer (or designee) before purchasing or selling any security requiring prior approval, and that such employees enable the Compliance Officer to receive duplicate confirmation for all of their transactions in reportable securities. The table below is intended to show the types of securities that are considered to be securities requiring prior approval and reportable securities. This list does not purport to be an exhaustive list of securities requiting prior approval and reportable securities, and questions should be directed to the Compliance Officer (or designee) when clarification is necessary.

================================================================================
                                                   Securities      Reportable
                  Types of Securities               Requiring      Securities
                                                      Prior
                                                    Approval
--------------------------------------------------------------------------------
Securities issued or guaranteed by the U.S.
Government, its agencies or instrumentalities          No            No

--------------------------------------------------------------------------------
Money market instruments, such as bankers'
acceptances,  certificates of deposit or               No            No
repurchase agreements

--------------------------------------------------------------------------------
Securities issued by an open-end investment
company (including the Adviser's clients) and          No            Yes
unit investment trusts

--------------------------------------------------------------------------------
Securities and stock options issued by the
Adviser, if any.                                       No            Yes
--------------------------------------------------------------------------------
Options on a stock market index, foreign               No            Yes
currency, etc.
--------------------------------------------------------------------------------
Unregistered or private placement securities           Yes           Yes
--------------------------------------------------------------------------------
Securities issued by a closed-end investment
company                                                Yes           Yes
--------------------------------------------------------------------------------
Securities issued or guaranteed by any foreign
government,  its agencies or instrumentalities         No            No

--------------------------------------------------------------------------------
Variable annuities issued by insurance company
separate accounts                                      No            No

--------------------------------------------------------------------------------
All securities, other than those described above,
which appear on the Restricted List:
================================================================================

================================================================================
Notes
================================================================================

================================================================================
The following transactions are exempted from the pre-clearance and/or reporting process, even it the security involved requires pre-clearance and/or reporting:

- Automatic reinvestment plans for mutual funds and other securities (the initial investment is not exempted from this process)

-     Purchases and sales that are non-violation

Private securities transactions involving securities that require preclearance and/or reporting are not exempted from this process.
================================================================================

                                                                       Exhibit E


                    (Privileged And Confidential Information)


                                  GINTEL ASSET
                                   MANAGEMENT
                                       and
                                  GINTEL & CO.

                                 CODE OF ETHICS
                           INITIAL ACKNOWLEDGMENT FORM

        I have read Gintel Asset Management and Gintel & Co.'s Code of Ethics, the Policy Statement on Insider Trading and the related Procedures, and I understand the requirements thereof. I certify that I will comply with the above. I understand that any violation of the Policy Statement on Insider Trading or the Code and the related Procedures may lead to sanctions or other significant remedial action.


        Print Name_______________________________


        Signature_________________________________


        Date_______________________________________

                    (Privileged And Confidential Information)


                                  GINTEL ASSET
                                   MANAGEMENT
                                       and
                                  GINTEL & CO.

                                 CODE OF ETHICS
                           INITIAL ACKNOWLEDGMENT FORM
                              (Investment Persons)

        I have read the Code of Ethics, the Policy Statement on Insider Trading and the related Procedures, and I understand the requirements thereof. I certify that I will comply with the above. I understand that any violation of the Policy Statement on Insider Trading or the Code and the related Procedures may lead to sanctions or other significant remedial action. I understand that I may also be subject to disgorgement proceedings for any short-term transactions that I may conduct that are inconsistent with Sections V.L. and V.M. of the Code.

        I have disclosed to the Compliance Office all personal securities holdings for which I have direct or indirect beneficial ownership and I will continue to do so on an annual basis as long as I am employed with Gintel Asset Management or Gintel & Co. and I will continue to keep this information current with the Compliance Offices.

        I understand that there are prohibitions, restrictions and blackout periods on certain types of securities transactions and that I am prohibited from acquiring any securities in an initial public offering (IPO).

        Print Name_________________________________


        Signature__________________________________


        Date_______________________________________

                                                                       Exhibit F

                    (Privileged And Confidential Information)


                                  GINTEL ASSET
                                   MANAGEMENT
                                       and
                                  GINTEL & CO.

                                 CODE OF ETHICS
                           ANNUAL ACKNOWLEDGMENT FORM


         I have read the Code of Ethics, the Policy Statement on Insider Trading and the related Procedures. I understand the requirements thereof, and except as otherwise disclosed to the Compliance Office, I certify that I have, to date, complied with, and will continue to comply with, such requirements. I understand that any violation of the Policy Statement on Insider Trading or the Code and the related Procedures may lead to sanctions or significant remedial action.


        Print Name_________________________________


        Signature__________________________________


        Date_______________________________________

                    (Privileged And Confidential Information)


                                  GINTEL ASSET
                                   MANAGEMENT
                                       and
                                  GINTEL & CO.
                                 CODE OF ETHICS

                           ANNUAL ACKNOWLEDGMENT FORM
                              (Investment Persons)

        I have read the Code of Ethics, the Policy Statement on Insider Trading and the related Procedures. I understand the requirements thereof, and except as otherwise disclosed to the Compliance Office, I certify that I have, to date, complied with, and will continue to comply with, such requirements. I understand that any violation of the Policy Statement on Insider Trading or the Code and the related Procedures may lead to sanctions or significant remedial action. I understand that I may also be subject to disgorgement proceedings for any short-term transactions that I may conduct that are inconsistent with Sections V.L. and V.M. of the Code.

        In addition, I have reported or disclosed all personal securities transactions required to be reported or disclosed pursuant to the requirements of the Code and the related Procedures. I have reported to the Compliance Office all additions and/or deletions of accounts for reportable securities for which I have direct or indirect beneficial ownership held at broker/dealers, companies or other institutions. I have disclosed all personal securities for which I have direct or indirect beneficial ownership. I will continue to do so on an annual basis as long as I am employed by Gintel Asset Management or Gintel & Co.

          I understand that there are prohibitions, restrictions and blackout periods on certain types of securities transactions and that I am prohibited from acquiring any securities in an initial public offering (IPO).

        Print Name_________________________________


        Signature__________________________________


        Date_______________________________________

                                                                       Exhibit G
MEMORANDUM

To:     Compliance Officer

From:   (Please print or type)

Date:

Subject: Personal Securities Transaction Report*

This Personal Securities Transaction Report ("Report") is submitted pursuant to the Procedures under Gintel Asset Management and Gintel & Co.'s Code of Ethics. The table below lists information with respect to purchases or sales in any reportable security in which I may be deemed to have a direct or indirect beneficial ownership interest. I understand that I may have direct or indirect beneficial ownership of securities of which certain other persons are the record owners as well as securities of which I am the record owner, and I have included transactions in such securities in this Report where applicable. I also understand that I am not required to include in this Report transactions effected for any account over which I do not have any direct or indirect beneficial interest, influence or control.

I hereby certify that:

1. I am fully familiar with the Code of Ethics and the related Procedures and the Policy Statement on Insider Trading of Gintel Asset Management and Gintel & Co.

2. To the best of my knowledge, the information furnished in this Report is complete, true and correct.

        Employee Signature


------------ ------- ------------- ------------- ------------- -------- ------------ ------
                                   Shares or                            Broker,
Date of                Title of    Principal     **Nature of   Price/   Dealer or
Transaction   Issuer   Security    Amount        Transaction   UnitUnit Bank         ***
------------ ------- ------------- ------------- ------------- -------- ------------ ------
------------ ------- ------------- ------------- ------------- -------- ------------ ------

------------ ------- ------------- ------------- ------------- -------- ------------ ------

------------ ------- ------------- ------------- ------------- -------- ------------ ------

------------ ------- ------------- ------------- ------------- -------- ------------ ------

------------ ------- ------------- ------------- ------------- -------- ------------ ------

------------ ------- ------------- ------------- ------------- -------- ------------ ------

* Important Note: This Report is due no later than 10 calendar days after the trade date. The trade date is counted as the first day.

**      Purchase, sale, other type of disposition or acquisition.

*** Enter "X" in this column, if you wish to disclaim beneficial ownership of any security listed on this Report.

                                                                      Exhibit  H


      Procedures For The Pre-Clearance Of Personal Securities Transactions

XXII. Securities Transactions Requiring Pre-Clearance

        Employees who are deemed to be access persons (and registered representatives and/or principals of Gintel & Co.) desiring to purchase or sell a security requiring prior approval must request approval from the Compliance Officer, CEO or CIO prior to execution of such transaction. (Note: Pre-clearance is also required for transactions in securities requiring prior approval whenever an employee has or acquires a beneficial ownership interest in such security.) Failure to obtain pre-clearance when required will generally be considered a violation of these Procedures.

        Employees are encouraged to seek pre-clearance for all of their transactions in reportable securities; however, preclearance is required only for transactions in securities requiring prior approval. Exhibit C summarizes the difference between reportable securities and securities requiring prior approval.

XXIII. Pre-Clearance Procedure

        The procedure described below shall be followed in order to ascertain whether a proposed personal securities transaction by an employee should be approved or disapproved. Employees should recognize that this procedure is designed to provide legal protection to the Adviser, its clients and employees.

        A.      Completion of Part I of Pre-Clearance Form

                Requests for the pre-clearance of securities transactions shall be documented by completion of the Pre-Clearance Form (see Appendix H- 1). The employee seeking to purchase or sell a security requiring prior approval shall complete Part I of the form in full and submit it to the Compliance Officer or designee, and shall provide all of the information required by
                Part I of the form.)

        B.      Completion of Part II of Pre-Clearance Form

                The Compliance Officer, CEO or CIO (or designee) shall review the information in Part I of the Pre-Clearance Form for completeness. If the proposed transaction requires pre-clearance, or the employee seeks preclearance even though it is not required, the Compliance Officer or designee will work with the CEO or CIO to complete Part II of the form.

                Part II of the Pre-Clearance Form is completed for the purpose of ascertaining whether there are any potential conflicts of interest between recent or anticipated securities transactions in client accounts and proposed transactions by employees. However, the Adviser and Gintel & Co. believe that before an employee engages in any securities transaction, such employee has a duty to determine that the proposed transaction would not be in conflict with recent or proposed securities transactions in client accounts and would otherwise be in compliance with the Code and these Procedures.

        C.      Considerations During the Pre-Clearance Process

                1.      Anticipated Client Account Trades

                        For access persons (and registered representatives and/or principals of the Adviser or its broker-dealer affiliate), if any client account is considering the purchase of the same or equivalent security, the Compliance Officer disapproves the proposed transaction if it is a purchase of the same or equivalent security of the same issuer. If any client account is considering the sale of the same or equivalent security, the Compliance Officer disapproves the transaction if it is a sale of the same or equivalent security of the same issuer.

                2.      Parallel Transactions

                        For access persons (and registered representatives and/or principals of Gintel & Co.) if a client account has recently purchased a security, ordinarily there is no reason for the Compliance Officer to disapprove a subsequent purchase of the same or equivalent security of the same issuer, provided all client account transactions have taken precedence over the employee's proposed transaction and there are no anticipated client account transactions in the same or equivalent security of the same issuer. Likewise, if a client account has recently sold a security, ordinarily there is no reason for the Compliance Officer to disapprove a subsequent sale of the same or equivalent security, so long as there are no anticipated client account transactions in the same or equivalent security of the same issuer. Investment persons are subject to the seven-day blackout period on all proposed transactions as described in
                        Section II.C.4. below.

                3.      Opposite Transactions

                        If any client account has, within the past seven calendar days, sold the same or equivalent security of the same issuer, the Compliance Officer disapproves the access person's proposed security transaction if it is a purchase. If any client account has, within the past seven calendar days, purchased the same or equivalent security of the same issuer, the Compliance Officer disapproves the access person's transaction if it is a sale. Investment persons are subject to the seven-day blackout period on all proposed transactions as described in Section H.C.4. below.

                        Depending on the circumstances in each case, it may be appropriate for the Compliance Officer to impose a "cooling-off period" longer or shorter than the seven-day period described above. Some of these circumstances could include whether the security is thinly traded, the number and dollar volume of transactions of employees and client accounts, and the employee's involvement in the investment process. (Note:
                        The day of the last client account trade is counted as the first day of this five day period.)

                4.      Blackout Periods

                      A.     Same Day

                             Access persons (and registered representatives and/or principals of Gintel & Co.) are prohibited from executing a securities transaction on any day during which a client account has a pending "buy" or "sell" order in that same or equivalent security until that order is executed or withdrawn.

                      B.     Seven-Day

                             Employees who are deemed to be access
                             persons (and registered representatives and/or principals of Gintel & Co. are prohibited from buying or selling a security for seven calendar days after a client account executes an opposite trade in the same (or equivalent) security of the same issuer. For example if a client account sold a security within the last seven calendar days, access persons (and registered representatives and/or principals of Gintel & Co. would be prohibited from buying the same (or equivalent) security of the same issuer. (Note: The day of the last client account trade is counted as the first day of this seven calendar day period.)

                             Investment persons are prohibited from buying or selling a security within at least seven calendar days before or after a client account trades in the same or equivalent security. (Note: The day of the last client account trade is counted as the first day of this seven calendar day period.)

                             If any client account purchases or sells a security within seven days before or after a trade by an investment person, the Compliance Officer has the authority to require that the employee's trade be unwound or canceled. The Compliance Officer shall require that the employee take such action as necessary to unwind, reverse or disgorge such securities. The Compliance Officer shall direct the employee to relinquish any profits obtained as a result of unwinding or canceling the trade. Any losses or associated commissions realized on trades within the prescribed period are the responsibility of the employee who executed the trade during a blackout period and as a result had to unwind or cancel the trade.

                      C.     60-Day

                             Investment persons are not prohibited from profiting in the purchase and voluntary sale, or sale and voluntary purchase, within 60 calendar days, of the same or equivalent security owned by any client account; however, at each meeting of the Board of Trustees of Gintel Fund, the Board will review the personal short-term (60 days) trading activities of employees deemed to be investment persons for the period since the previous report . In the event the Board determines that the level or pattern of trading is inconsistent with their fiduciary responsibilities and can be detrimental to the Adviser, Gintel & Co. and their Client accounts any profits realized upon such disposition are subject to disgorgement and/or such other penalties as the Gintel Asset Management, Inc., Gintel & Co., and/or the Board of the Fund may determine.


                       D.    Conflict of Interest Monitoring

                             All personal trades executed by access persons (and registered representatives and/or principals of any broker-dealer affiliate) will be monitored by the Compliance Officer for current and future conflicts of interest with client accounts.


               5.     Initial Public Offering (IPOs)

                      Investment persons (and registered representatives and/or principals of Gintel & Co.) may not acquire direct or indirect beneficial ownership or otherwise purchase securities issued in an IPO.


               6.     Private Placements

                      Investment persons (and registered representatives and/or principals of Gintel & Co.) are prohibited from acquiring an unregistered security issued in a private placement without the prior written approval of the Compliance Officer. Under normal circumstances, such approval will not be withheld if the employee demonstrates in writing that: (1) the investment is not suitable for one or more of the Adviser's clients, (2) the investment opportunity was unique to the individual circumstances of the employee, (3) the investment did not involve employment with the Adviser or its affiliated broker-dealer as a consideration by the offeree, and (4) no overreaching would or could occur. Investment persons who have been authorized to acquire securities in a private placement must disclose such investment to the CEO and CIO when such investment person plays a part in any subsequent consideration of any investment in the issuer by a client account and that the client's decision to purchase securities of the issuer should be subject to an independent review by the CEO and CIO.

               7.     Non-Investment Grade Corporate Bonds

                      If an access person (or registered representative and/or principal of Gintel & Co.) wishes to purchase a corporate bond that is held in one or more client accounts and which is currently not rated or rated less than investment grade, the Compliance Officer disapproves the proposed transaction. (For further details, see Section IV.J. of the Procedures adopted under the Code.)

               D.     Approval

                      Unless the employee's proposed transaction has been disapproved, the Compliance Officer indicates his approval of the transaction by signing the Pre-Clearance Form. The form is kept on file in the Compliance Office, as required under Section VI.B. of the Procedures.

                      Ordinarily, the securities transactions of employees will be disapproved if they fail to meet the foregoing approval criteria. However, in some circumstances it may be appropriate for a securities transaction to be approved even though one or more of the above criterion indicates that the transaction should be disapproved. In such cases, the reason for justifying such a trade will be described in the "Comments" section of the Pre-Clearance Form or on a supplemental sheet to the form.

XXIV.          Approval Period

               Execution of an approved securities transaction is permissible through the date indicated in Part I of the Pre-Clearance Form, provided that, ordinarily, execution shall be effected no later than the day following the date of the request for pre-clearance.

XXV.           Procedure for Appealing Disapproved Securities Transactions

               If any employee believes that a disapproved securities transaction should have been approved, he/she may appeal the decision of the Compliance Officer by presenting a written request for approval to the CEO.

                                                                    Appendix H-1


                Pre-Clearance of Personal Securities Transactions


        PART 1: To be completed by Gintel Asset Management or Gintel & Co. employee seeking pre-clearance.

---------- ---------------------------------------------------------------------
1.         Employee Name:
---------- ---------------------------------------------------------------------
2.         Date of Request:          Date by which proposed transaction
                                     is to be completed:
---------- ---------------------------------------------------------------------
3.         Name of Issuer/Security:
---------- ---------------------------------------------------------------------
4.         Quantity (specify Par/Shares/Contracts):
---------- ---------------------------------------------------------------------
5.         Is this a purchase or sell transaction?
---------- ---------------------------------------------------------------------
6.         Is this security a new issue (IPO)?
---------- ---------------------------------------------------------------------
7.         Is this an unregistered or private placement security?
---------- ---------------------------------------------------------------------
8.         Is this security a corporate bond that is unrated below investment grade?
---------- ---------------------------------------------------------------------
9. Have you purchased or sold equivalent securities of the same issuer within the past 60 calendar days:
---------- ---------------------------------------------------------------------

--------------------------------------------------------------------------------
Employee Certification:

I have read the Gintel Asset Management and Gintel & Co. Code of Ethics and related Procedures and the Policy Statement on Insider Trading within the past year, and I believe that this transaction complies with the Code and related Procedures and with the Statement of Policy on Insider Trading.

Employee's Signature:

--------------------------------------------------------------------------------

Part II: To be completed by Trading Desk, Compliance Office and Senior Partner

--------------------------------------------------------------------------------
1.       Issuer/Security Name:
--------------------------------------------------------------------------------
2.       Do any client accounts currently hold this security?
--------------------------------------------------------------------------------


Reviewed   By: _______________________________
                       (Head Trader)


Reviewed   By: _______________________________
                      (Compliance Officer)


Approved   By: _______________________________
                      (Senior Partner)

                                                                      Exhibit II


                      SPECIAL PROCEDURES FOR GENERAL AUTOMATION SECURITIES


        o The Fund, Client accounts, officers, directors, partners and employees of the Fund, the Adviser or Gintel & Co. are prohibited from investing in General Automation securities. If a client account already holds General Automation shares, it may not buy any back once it sells its shares.

        o A "three-day" rule will apply whereby client accounts will be prohibited from selling General Automation stock and brokerage accounts will be prohibited from buying or selling General Automation stock on the day prior to, the day of, and the day after issuance of press releases by General Automation.

        o No trades will be executed in General Automation securities for any account without confirmation from General Automation's President or Chief Financial Officer that there is no material, nonpublic information available which should preclude trading in General Automation securities.

        o Paul Morigi will be liable and responsible for his own purchases and sales; however, under circumstances where self-reporting is inadequate, an objective third-party review by Stephen G. Stavrides should take place to determine whether material, nonpublic information was possessed prior to buying or selling General Automation shares.

                          GINTEL ASSET MANAGEMENT, INC.
                                  GINTEL & CO.
                                 THE GINTEL FUND
                     QUARTERLY SECURITIES TRANSACTION REPORT

                    For The Calendar Quarter Ended __________

Instructions

1. List all transactions in Covered Securities in any account in which you have a Beneficial Ownership**. Use additional sheets if necessary.

2. Write "none" if you have no transactions in Covered Securities during the quarter.

3. If you submit copies of your monthly brokerage statements to the Compliance Officer, and those monthly brokerage statements disclose the required information with respect to all Covered Securities in which you have Beneficial Ownership, you need not file this form unless you have established a new account during the quarter.


====================================================================================================================================
                           Date of                        No. of Shares or               Broker, Dealer or Other Party Through Whom
   Name of Security      Transaction     Purchase/Sale    Principal Amount     Price     Transaction Was Made
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

New Accounts: Complete the following information if you have opened a new securities account during the quarter. Transactions in securities should be listed above.

-----------------------------------------------------------------------------------------------------------------------------------
                              Name and Mailing Address of
Title of Account              Institution at which account was opened               Account Number
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

I certify that the information provided above is correct.

Date:____________________             Signature:__________________________            Name:___________________________

**Accounts for which you have a direct or indirect beneficial ownership interest include, for example, your own accounts as well as accounts of your spouse and/or minor children or adults living in your home who are financially dependent on you, and trusts for which you are trustee or in which you have a beneficial ownership Interest. Please call the Compliance Officer if you are unsure if you have a beneficial ownership interest in a brokerage account.

                          GINTEL ASSET MANAGEMENT, INC.
                                  GINTEL & CO.
                                 THE GINTEL FUND

                  INITIAL ASSET CERTIFICATION OF ACCESS PERSONS

Instructions:

1. You must list each Covered Security in which you have Beneficial Ownership**, that you hold. Use additional sheets if necessary

2. You must complete and sign this certification whether or not you or your broker sends statements directly to the Compliance Officer.

====================================================================================================================================
 Name of Security   Number of Shares or   Registration on Security or    Nature of     Broker, Dealer or Other Party        Account
                     Principal Amount               Account              Interest    Through Whom Transaction Was Made      Number
                                                                                      or With Whom Securities Are Held
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

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Certifications:  I hereby certify that:

1.      The securities listed above reflect all the Covered Securities in which I have Beneficial Ownership as of the date listed above.

2.      I have read the Code of Ethics and certify that I am in compliance with it.

Date:_________________________            Signature:____________________________                 Name:_________________________

**Accounts for which you have a direct or indirect beneficial ownership interest include, for example, your own accounts as well as accounts of your spouse and/or minor children or adults living in your home who are financially dependent on you, and trusts for which you are trustee or in which you have a beneficial ownership Interest. Please call the Compliance Officer if you are unsure if you have a beneficial ownership interest in a brokerage account.

                          GINTEL ASSET MANAGEMENT, INC.
                                  GINTEL & CO.
                                 THE GINTEL FUND

                  ANNUAL ASSET CERTIFICATION OF ACCESS PERSONS
                          For the Year Ended __________


Instructions:

1. You must list each Covered Security in which you have Beneficial Ownership**, that you hold at the end of the year indicated above. Use additional sheets if necessary.

2.      Write "none" if you own no Covered Securities at year end.

3. You must complete and sign this form for annual certification whether or not you or your broker sends statements directly to the Compliance Officer.

====================================================================================================================================
 Name of Security  Number of Shares and   Registration on Security or    Nature of    Broker, Dealer or Other Party         Account
                     Principal Amount               Account              Interest   Through Whom Transaction Was Made        Number
                                                                                     or With Whom Securities Are Held
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

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====================================================================================================================================

Certifications:  I hereby certify that:

1.      The securities listed above reflect all the Covered Securities in which I have Beneficial Ownership at the end of the period.

2.      I have read the Code of Ethics and certify that I am in compliance with it.

Date:_________________________            Signature:____________________________                 Name:_________________________

**Accounts for which you have a direct or indirect beneficial ownership interest include, for example, your own accounts as well as accounts of your spouse and/or minor children or adults living in your home who are financially dependent on you, and trusts for which you are trustee or in which you have a beneficial ownership Interest. Please call the Compliance Officer if you are unsure if you have a beneficial ownership interest in a brokerage account.